Exhibit 99.1

EXECUTION VERSION

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH

DEUTSCHE BANK SECURITIES INC.
60 Wall Street
New York, New York 10005

September 25, 2017

Griffon Corporation

712 Fifth Avenue

New York, NY 10019

Attention: Seth Kaplan

Project Chestnut

Amended and Restated Commitment Letter

Ladies and Gentlemen:

You have advised each of Deutsche Bank AG Cayman Islands Branch (“DBCI”) and Deutsche Bank Securities Inc. (“DBSI” and, together with DBCI, “DB,” “we,” or “us,”) that you intend to consummate the Transaction (capitalized terms used but not defined in this Commitment Letter shall have the meanings given to such terms in the Exhibits attached hereto). The parties hereto acknowledge and agree that this Commitment Letter (as defined below) amends and restates in its entirety the Commitment Letter, dated September 1, 2017 (the “Original Letter Date”), by and among the parties hereto (the “Original Commitment Letter”). However, the parties acknowledge and agree that, except as contemplated hereby, this Commitment Letter does not constitute a novation or termination of your or our obligations under the Original Commitment Letter, as in effect prior to the date hereof.

1.	Commitments.

In connection with the Transaction, DBCI is pleased to advise you of its commitment to provide 100% of the principal amount of the Senior Bridge Facility (DBCI in such capacity, the “Initial Lender” and, together with any Additional Committing Lender, the “Initial Lenders”), on the terms and subject to the conditions set forth or referred to in this commitment letter (together with the exhibits attached hereto, this “Commitment Letter”) and in the Summary of Principal Terms and Conditions for the Senior Bridge Facility attached hereto as Exhibit B (the “Bridge Facility Term Sheet”) and the Statement of Additional Conditions Precedent attached hereto as Exhibit C (the “Statement of Additional Conditions”).

2.	Titles and Roles.

You hereby appoint (a) DBSI to act, and DBSI hereby agrees to act as sole book-running manager and lead arranger for the Senior Bridge Facility (in such capacity, the “Lead Arranger”) and (b) DBCI to act and DBCI hereby agrees to act, as sole administrative agent for the Senior Bridge Facility (in such capacity, the “Agent”), in each case on the terms and subject to the conditions set forth in this Commitment Letter and the Statement of Additional Conditions. Each of the Lead Arranger and the Agent will perform the duties and exercise the authority customarily performed and exercised by it in the foregoing roles. DBSI will have “left side” designation and shall appear on the top left of the cover page of any marketing materials for the Senior Bridge Facility (and the Senior Notes) and shall hold the leading roles and responsibilities conventionally associated with such “left” placement with respect to the Senior Bridge Facility (including holding and maintaining sole “physical books”) and the roles and responsibilities customarily associated with such placement.

In connection with the syndication of the Senior Bridge Facility, at the Lead Arranger’s option and in consultation with you, the Lead Arranger and/or one or more affiliates thereof may also be designated as “Co-Syndication Agent”, “Co-Documentation Agent” or such other titles as may be deemed appropriate or desirable by the Lead Arranger. In addition, the Lead Arranger shall have the right (in consultation with you) to award one or more of the roles or titles described above, or such other titles as may be determined by the Lead Arranger, to one or more other Lenders or affiliates thereof reasonably acceptable to you, in each case as determined by the Lead Arranger. You may, on or prior to the date that is 15 business days after the Original Letter Date, appoint up to three additional agents, co-agents, managers or arrangers (any such agent, co-agent, manager or arranger, an “Additional Committing Lender”) or confer other titles in respect of the Senior Bridge Facility in a manner and with economics determined by you in consultation with the Lead Arranger (it being understood that, to the extent you appoint Additional Committing Lenders or confer other titles in respect of the Senior Bridge Facility, (x) the commitments of the Initial Lender as of the Original Letter Date with respect to such portion will be permanently reduced and (y) the economics allocated to the Initial Lender as of the Original Letter Date in respect of the Senior Bridge Facility will be reduced ratably by the amount of the economics allocated to such appointed entities upon the execution by such financial institution of customary joinder documentation and, thereafter, each such financial institution shall constitute an “Initial Lender” hereunder and under the Fee Letter); provided that (i) fees will be allocated to each such appointed entity on a pro rata basis in respect of the commitments it is assuming or on such other basis as you and the Lead Arranger may agree and

(ii) in no event shall the Lead Arranger party to this Commitment Letter as of the date hereof be entitled to less than 50% of the economics of the Senior Bridge Facility. You agree that, except as contemplated above, no other agents, co-agents or arrangers will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by this Commitment Letter and the Fee Letter referred to below) will be paid in connection with the Senior Bridge Facility unless you and we shall so agree.

3.	Syndication.

We reserve the right, prior to and/or after the execution of definitive documentation for the Senior Bridge Facility (the “Credit Documentation”), to syndicate all or a portion of our commitments with respect to the Senior Bridge Facility to a group of banks, financial institutions and other lenders (together with the Initial Lenders, the “Lenders”) identified by us in consultation with you pursuant to a syndication to be managed exclusively by the Lead Arranger, provided that we will not syndicate to (i) those persons identified by you by name in writing to us prior to the Original Letter Date or (ii) persons that are competitors of you or your subsidiaries that are identified by you by name in writing prior to the Original Letter Date (such persons, together with any person that is clearly identifiable as an affiliate of such person on the basis of its name, collectively, the “Disqualified Institutions”); provided further that, upon reasonable written notice to the Lead Arranger after the Original Letter Date (or, after the Closing Date, the Agent), you shall be permitted to supplement in writing the list of persons that are Disqualified Institutions to the extent such supplemented person is or becomes a bona fide competitor of you or your subsidiaries; provided however, that such supplementation shall not apply retroactively to disqualify any parties that have previously acquired an assignment or participation interest in the Senior Bridge Loans; and provided, further, that a competitor or an affiliate of a competitor shall not include any bona fide debt fund or debt investment vehicle (other than a person which is excluded pursuant to clause (i) above). All aspects of the syndication of the Senior Bridge Facility, including, without limitation, timing, potential syndicate members to be approached, titles, allocations and division of fees, shall be determined by (and coordinated through) the Lead Arranger in consultation with you (subject only to your express consent rights as provided above).

We intend to commence our syndication efforts with respect to the Senior Bridge Facility promptly upon your execution and delivery to us of this Commitment Letter and, until the earlier to occur of (i) a Successful Syndication (as defined in the Fee Letter) and (ii) sixty (60) days after the Closing Date, you agree actively to assist (and to use your commercially reasonable efforts to cause the Acquired Business to actively assist) us in completing a syndication that is reasonably satisfactory to us and you. Such assistance shall include (a) your using commercially reasonable efforts to ensure that any syndication efforts benefit from your and the Acquired Business’ existing lending and investment banking relationships, (b) direct contact between your senior management, representatives and advisors (and, to the extent not in contravention of the Acquisition Agreement, your using commercially reasonable efforts to cause direct contact between senior management, representatives and advisors of the Acquired Business), on the one hand and the proposed Lenders and rating agencies identified by the Lead Arranger on the other hand, at times and places reasonably requested by the Lead Arranger, (c) assistance by you (and, to the extent not in contravention of the Acquisition Agreement, your using commercially reasonable efforts to cause the assistance by the Acquired Business) in the prompt preparation of a Confidential Information Memorandum for the Senior Bridge Facility and other marketing materials and information reasonably deemed necessary by the Lead Arranger to complete a Successful Syndication (collectively, the “Information Materials”) for delivery to potential syndicate members and participants prior to the commencement of the Marketing Period, including, without limitation, estimates, forecasts, projections and other forward-looking financial information regarding the future performance of the Borrower and its subsidiaries (such estimates, forecasts, projections and other forward-looking financial information, collectively, the “Projections”), (d) the hosting, with the Lead Arranger, of one or more meetings and/or conference calls with prospective Lenders, (e) your ensuring (or, in the case of the Acquired Business to the extent not in contravention of the Acquisition Agreement, your using commercially reasonable efforts to ensure) that there will not be any announcement, offering, placement or arrangement of issues of debt securities or credit facilities of, or on behalf of, you, the Acquired Business or any of your or their subsidiaries (including refinancings and renewals of debt but excluding the Senior Bridge Facility, the Senior Notes, debt expressly permitted to exist or be incurred by the Acquired Business under the Acquisition Agreement (as in effect on the date hereof, after giving effect to Amendment No. 1), and other indebtedness that has otherwise been consented to by the Lead Arranger), without the consent of the Lead Arranger, if such announcement, offering, placement or arrangement would reasonably be expected to impair the primary syndication of the Senior Bridge Facility or the sale of the Senior Notes as reasonably determined by us, and (f) your having used commercially reasonable efforts to obtain (i) public ratings for the Senior Bridge Facility and the Senior Notes (of any level), from each of Standard & Poor’s Ratings Services (“S&P”) and Moody’s Investor’s Services, Inc. (“Moody’s”), and (ii) a public corporate rating and a public corporate family rating of the Borrower (of any level) from S&P and Moody’s, respectively, in each case prior to the launch of the primary syndication of the Senior Bridge Facility or the sale or placement of the Senior Notes, as applicable. Notwithstanding anything to the contrary contained in this Commitment Letter or the Fee Letter, (i) none of the foregoing (including the obtaining of the ratings referenced above) shall constitute a condition to the commitments hereunder or the funding of the Senior Bridge Facility on the Closing Date and (ii) except as expressly provided in Section 9 of the Statement of Additional Conditions, neither the commencement nor the completion of the syndication of the Senior Bridge Facility shall constitute a condition precedent to the commitments hereunder or the funding of the Senior Bridge Facility on the Closing Date.

You hereby acknowledge that (a) the Agent will make available Information and Projections, and the documentation relating to the Senior Bridge Facility referred to in the paragraph below, to the proposed syndicate of Lenders (which will exclude Disqualified Institutions) by transmitting such Information, Projections and documentation through Intralinks, SyndTrak Online, the internet, email or similar electronic transmission systems and (b) certain of the Lenders may be “public side” Lenders (i.e., Lenders that (i) have personnel that wish only to receive information and documentation that is publicly available or would be publicly available if the Acquired Business was a public reporting company and (ii) do not wish to receive material non-public information with respect to the Borrower and its subsidiaries or their respective securities). You further agree, at the request of the Lead Arranger, to assist in the prompt preparation of a version of the Confidential Information Memorandum and other marketing materials and presentations to be used in connection with the syndication of the Senior Bridge Facility, consisting exclusively of information and documentation that is either (i) publicly available or would be publicly available if the Acquired Business was to become a public reporting company (ii) not material with respect to the Borrower, the Acquired Business or their respective subsidiaries or any of their respective securities for purposes of applicable securities laws (all such information and documentation being “Public Lender Information” and with any information and documentation that is not Public Lender Information being referred to herein as “Private Lender Information”).

It is understood that in connection with your assistance described above, customary authorization letters will be included in any such Confidential Information Memorandum that authorize the distribution thereof to prospective Lenders, represent that the additional version of the Confidential Information Memorandum does not include any material non-public information or any material information of a type that would not be publicly available if the Acquired Business were a public reporting company and exculpate us with respect to any liability related to the use of the contents of such Confidential Information Memorandum or any related offering and marketing materials by the recipients thereof and exculpate you and the Acquired Business with respect to any liability related to the misuse of the contents of such Confidential Information Memorandum or any related offering and marketing materials by the recipients thereof. Before distribution of any such Confidential Information Memorandum or any related offering and marketing materials, each document to be disseminated by the Lead Arranger (or any other Agent) to any Lender in connection with the Senior Bridge Facility will be identified by you as either (i) containing Private Lender Information or (ii) containing solely Public Lender Information.

You further agree that the following documents may be distributed as Public Lender Information, unless you advise the Lead Arranger in writing (including by email) within a reasonable time prior to their intended distribution that such materials should only be distributed as Private Lender Information: (a) administrative materials prepared by the Lead Arranger for prospective Lenders consisting of a lender meeting invitation, bank allocation, if any, and funding and closing memoranda), (b) customary marketing term sheets and notification of changes in the Senior Bridge Facility’ terms and conditions, (c) drafts and final versions of the Credit Documentation and (d) financial statements of the Borrower and the Acquired Business and their respective subsidiaries that the Borrower and the Acquired Business and their respective subsidiaries have publicly filed.

4.	Information.

You represent and warrant (and with respect to Information relating to the Acquired Business prior to the Closing Date, to the best of your knowledge) that (a)(i) no written information which has been or is hereafter furnished by you or on your behalf in connection with the transactions contemplated hereby (other than the Projections, other forward looking information and information of a general economic or industry specific nature) and (ii) no other information given at information meetings for potential syndicate members and supplied by you or on your behalf or approved by you (other than the Projections, other forward looking information and information of a general economic or industry specific nature) (such written information and other information being referred to herein collectively as the “Information”) taken as a whole contained (or, in the case of Information furnished after the date hereof, will contain), as of the time it was (or hereafter is) furnished, any material misstatement of fact or omitted (or will omit) as of such time to state any material fact necessary to make the statements therein taken as a whole not misleading, in light of the circumstances under which they were (or hereafter are) made and (b) the Projections that have been or will be made available to the Lead Arranger by you or any of your representatives have been or will be prepared in good faith based upon assumptions that you believe to be reasonable at the time made and at the time such Projections are made available to the Lead Arranger, it being recognized by the Agent that such Projections are not to be viewed as facts and that actual results during the period or periods covered by any such Projections may differ significantly from the projected results, and that no assurance can be given that the projected results will be realized. You agree that if at any time prior to the Closing Date, and thereafter until the earlier of (x) sixty (60) days after the Closing Date and (y) the Successful Syndication, any of the representations and warranties in the preceding sentence would (to the best of your knowledge, with respect to Information relating to the Acquired Business prior to the Closing Date) be incorrect in any material respect if the Information and Projections were being furnished, and such representations and warranties were being made, at such time, then you will promptly supplement the Information and the Projections so that (to the best of your knowledge, with respect to the Information relating to the Acquired Business prior to the Closing Date) such representations and warranties will be correct in all material respects under those circumstances. You understand that, in arranging and syndicating the Senior Bridge Facility, we will be entitled to use and rely on the Information and the Projections without responsibility for independent verification thereof and do not assume responsibility for the accuracy or completeness of the Information or the Projections.

5.	Conditions Precedent.

Each Initial Lender’s commitment hereunder, and each Agent’s agreement to perform the services described herein, are subject only to the satisfaction of the conditions set forth in Exhibit B under the heading “Conditions Precedent to Borrowing” and in the Statement of Additional Conditions Precedent set forth in Exhibit C.

Notwithstanding anything set forth in this Commitment Letter, the Bridge Facility Term Sheet, the Fee Letter or the Credit Documentation, or any other letter agreement or other undertaking concerning the financing of the Acquisition to the contrary, (i) the only representations the accuracy of which shall be a condition to the availability of the Senior Bridge Facility on the Closing Date shall be (x) such of the representations made by (or relating to) the Acquired Business in the Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that you have (or your applicable affiliate has) the right (determined without regard to any notice requirement) to terminate your (or your affiliate’s) obligations (or to refuse to consummate the Acquisition) under the Acquisition Agreement as a result of a breach of such representations (the “Acquisition Agreement Representations”) and (y) the Specified Representations and (ii) the terms of the Credit Documentation shall be in a form such that they do not impair the availability of the Senior Bridge Facility on the Closing Date if the conditions set forth in the Bridge Facility Term Sheet under the heading “Conditions Precedent to Borrowing” and in the Statement of Additional Conditions are satisfied (it being understood that nothing in preceding clause (ii) shall be construed to limit the applicability of the individual conditions expressly set forth herein or in the Bridge Facility Term Sheet or the Statement of Additional Conditions). For purposes hereof, “Specified Representations” means the representations and warranties set forth in the Bridge Facility Term Sheet relating solely to legal existence, corporate power and authority relating to the entering into and performance of the Credit Documentation, the due authorization, execution, delivery, validity and enforceability of the Credit Documentation, no conflicts of Credit Documentation with or violations of applicable material laws and organizational documents, margin regulations, the Investment Company Act of 1940, as amended, solvency (to be defined in a manner consistent with the Form of Solvency Certificate attached as Annex A to Exhibit C) of the Borrower and its subsidiaries on a consolidated basis as of the Closing Date (after giving pro forma effect to the Transaction), Patriot Act, and the use of proceeds of the Bridge Facility not violating OFAC/anti-terrorism laws or the Foreign Corrupt Practices Act. The provisions of this paragraph are referred to as the “Limited Conditionality Provisions” and shall apply notwithstanding any provision herein or in the Fee Letter to the contrary.

You agree that we will have the right to communicate and consult with you and your affiliates with respect to your and their rights and remedies under the Acquisition Agreement.

6.	Fees.

As consideration for each Initial Lender’s commitment hereunder, and each Agent’s agreement to perform the services described herein, you agree to pay (or cause to be paid) to each Initial Lender and Agent the fees to which such Initial Lender and Agent is entitled set forth in this Commitment Letter and in the amended and restated fee letter dated the date hereof and delivered herewith (the “Fee Letter”).

7.	Expenses; Indemnification.

To induce each Initial Lender, the Lead Arranger and the Agent to issue this Commitment Letter, to proceed with the Credit Documentation, you hereby agree that all reasonable and documented out-of-pocket fees and expenses (including the reasonable and documented fees and expenses of counsel and consultants) of each Initial Lender, the Lead Arranger and the Agent and their respective affiliates arising in connection with the Senior Bridge Facility and the preparation, negotiation, execution, delivery and enforcement of this Commitment Letter, the Fee Letter and the Credit Documentation (including in connection with our due diligence and syndication efforts) shall be for your account (and that you shall reimburse such Initial Lender, the Lead Arranger and the Agent and their respective affiliates for all such fees and expenses paid or incurred by them), whether or not the Transaction is consummated or the Senior Bridge Facility is made available or the Credit Documentation is executed; provided that you shall only be responsible for the fees and expenses of one primary counsel acting for the Initial Lenders, the Lead Arranger and the Agent (taken as a whole) and one local counsel for each relevant jurisdiction as may be necessary or advisable in the judgment of the Lead Arranger.

You further agree to indemnify and hold harmless each Initial Lender, the Lead Arranger and the Agent and each other agent or co-agent (if any) designated by the Lead Arranger with respect to the Senior Bridge Facility (each, a “Co-Agent”) and their respective affiliates and the respective directors, officers, employees, representatives and agents of each of the foregoing (each, an “Indemnified Person”) from and against any and all actions, suits, proceedings (including any investigations or inquiries), claims, losses, damages, liabilities or expenses of any kind or nature whatsoever which may be incurred by or asserted against or involve any Initial Lender, the Lead Arranger, the Agent, any Co-Agent or any other such Indemnified Person as a result of or arising out of or in any way related to or resulting from the Transaction, this Commitment Letter or the Fee Letter and, upon demand, to pay and reimburse each Initial Lender, the Lead Arranger, the Agent, each Co-Agent and each other Indemnified Person for any reasonable and documented legal or other out-of-pocket expenses paid or incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any inquiry or investigation) or claim (whether or not any Initial Lender, the Lead Arranger, the Agent, any Co-Agent or any other such Indemnified Person is a party to any action or proceeding out of which any such expenses arise or such matter is initiated by a third party or by you or any of your affiliates); provided, however, that you shall not have to indemnify any Indemnified Person against any loss, claim, damage, expense or liability to the extent the same resulted from the gross negligence, willful misconduct or bad faith of such Indemnified Person (as determined by a court of competent jurisdiction in a final and non-appealable judgment); and provided further that you shall be responsible for the fees and expenses of only one counsel for all Indemnified Persons in connection with indemnification claims arising out of the same facts or circumstances and, if reasonably necessary or advisable in the judgment of the Lead Arranger, a single local counsel to the Indemnified Persons in each relevant jurisdiction and, solely in the case of an actual or perceived conflict of interest, one additional counsel in each applicable jurisdiction to the affected Indemnified Persons. No Indemnified Person shall be responsible or liable to you or any other person or entity for (x) any damages arising from the use by others of information or other materials obtained through electronic, telecommunications, internet-based or other information transmission systems (including IntraLinks, SyndTrak Online or email), except to the extent such damages have resulted from the willful misconduct, gross negligence or bad faith of such Indemnified Person (as determined by a court of competent jurisdiction in a final and non-appealable judgment) or (y) any indirect, special, exemplary, incidental, punitive or consequential damages (including, without limitation, any loss of profits, business or anticipated savings) which may be alleged as a result of this Commitment Letter, the Fee Letter or the financing contemplated hereby.

8.	Sharing Information; Absence of Fiduciary Relationship; Affiliate Activities.

Each Initial Lender, the Lead Arranger and the Agent reserves the right to employ the services of its affiliates (including, in the case of DB, Deutsche Bank AG, New York Branch) in providing services contemplated by this Commitment Letter and to allocate, in whole or in part, to its affiliates certain fees payable to such Agent in such manner as such Agent and its affiliates may agree in their sole discretion. You acknowledge that (i) each Initial Lender, the Lead Arranger and the Agent may share with any of its affiliates, and such affiliates may share with such Initial Lender, Lead Arranger or Agent, any information related to the Transaction, you, the Acquired Business (and your and their respective subsidiaries and affiliates), or any of the matters contemplated hereby and (ii) each Initial Lender, the Lead Arranger and the Agent and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which you may have conflicting interests regarding the transactions described herein or otherwise. The Initial Lenders, the Lead Arranger and the Agent will not, however, furnish confidential information obtained from you by virtue of the transactions contemplated by this Commitment Letter or its other relationships with you to other companies (other than your affiliates). You also acknowledge that the Initial Lenders, the

Lead Arranger and the Agent do not have any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you, confidential information obtained by it from other companies.

You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and us is intended to be or has been created in respect of any of the transactions contemplated by this Commitment Letter, irrespective of whether we or our affiliates have advised or are advising you on other matters, (b) we, on the one hand, and you, on the other hand, have an arms-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on our part, (c) you are capable of evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) you have been advised that we and our affiliates are engaged in a broad range of transactions that may involve interests that differ from your interests and that we and our affiliates have no obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship, and (e) you waive, to the fullest extent permitted by law, any claims you may have against us or our affiliates for breach of fiduciary duty or alleged breach of fiduciary duty and agree that we and our affiliates shall have no liability (whether direct or indirect) to you in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of you, including your stockholders, employees or creditors.

You further acknowledge that DBSI is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, DBSI and/or its affiliates may provide investment banking and other financial services to, and/or acquire, hold or sell, for their own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations, including, without limitation, under the Third Amended and Restated Credit Agreement, dated as of March 22, 2016, among the Borrower, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (as previously amended, amended and restated or otherwise modified from time to time, the “Existing Revolving Facility”) of, you, the Acquired Business and your and its respective subsidiaries and other companies with which you or the Acquired Business or your or its subsidiaries may have commercial or other relationships. With respect to any securities and/or financial instruments so held by DBSI, any of its affiliates or any of their respective customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.

Each Agent or its affiliates may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of you, the Acquired Business or other companies which may be the subject of the arrangements contemplated by this Commitment Letter or engage in commodities trading with any thereof.

9.	Confidentiality.

This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter nor the Fee Letter nor any of their terms or substance shall be disclosed,

directly or indirectly, by you to any other person or entity except (a) to your and your affiliates’ officers, directors, employees, attorneys, accountants and advisors who are directly involved in the consideration of this matter and on a confidential and need-to-know basis, (b) as required by applicable law or regulation or compulsory legal process or in connection with any pending legal proceeding or as otherwise required by applicable law or regulation (in which case you agree, to the extent permitted by applicable law, to inform us promptly thereof) or regulatory review or (c) if the Agent consents in writing to such proposed disclosure; provided that (i) you may disclose this Commitment Letter and the contents hereof (but you may not disclose the contents of the Fee Letter) to the Acquired Business, its affiliates and their respective officers, directors, employees, attorneys, accountants and advisors, in each case who are directly involved in the consideration of this matter and on a confidential and need-to-know basis (provided that you also may disclose the “market flex” provisions of the Fee Letter (subject to redactions satisfactory to the Agent) to such persons), (ii) you may disclose this Commitment Letter and the contents hereof (but you may not disclose the Fee Letter or the contents thereof) in any prospectus or other offering memorandum relating to the Senior Notes, (iii) you may disclose the Bridge Facility Term Sheet and the other exhibits and annexes to the Commitment Letter, and the contents thereof, to any rating agencies in connection with obtaining ratings for the Borrower and the Senior Bridge Facility, (iv) you may disclose the aggregate fee amounts contained in the Fee Letter as part of a generic disclosure of aggregate sources and uses related to fee amounts applicable to the Transaction to the extent customary or required in offering and marketing materials for the Senior Bridge Facility and/or the Senior Notes or in any public release or filing relating to the Transaction and (v) you may disclose the Fee Letter and the contents thereof to any prospective bona fide Additional Committing Lender and its officers, directors, employees, attorneys, accountants and advisors, in each case on a confidential basis.

Each Agent and its affiliates will use all confidential information provided to it or such affiliates by or on behalf of you hereunder solely for the purpose of providing the services which are the subject of this Commitment Letter and shall treat confidentially all such information; provided that nothing herein shall prevent any Agent from disclosing any such information (a) pursuant to the order of any court or administrative agency or in any pending legal or administrative proceeding, or otherwise as required by applicable law or compulsory legal process (in which case such Agent, to the extent permitted by law, agrees to inform you promptly thereof), (b) upon the request or demand of any regulatory authority or self-regulatory body having jurisdiction or oversight over such Agent or any of its affiliates, their businesses or operations, (c) to the extent that such information becomes publicly available other than by reason of improper disclosure by such Agent or any of its affiliates, (d) to the extent that such information is received by such Agent from a third party that is not to its knowledge subject to confidentiality obligations to you or the Acquired Business, (e) to the extent that such information is independently developed by such Agent, (f) to such Agent’s affiliates and their respective employees, legal counsel, independent auditors and other experts or agents who need to know such information in connection with the Transaction and are informed of the confidential nature of such information, (g) to potential Lenders, participants or assignees or any potential counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower or any of its affiliates or any of their respective obligations, in each case who agree (which may be pursuant to customary syndication practice) to be bound by the terms of this paragraph (or language substantially similar to this paragraph), (h) for purposes of establishing a “due diligence” defense, (i) to enforce their respective rights hereunder or under the Fee Letter, or (j) to the extent permitted by Section 11 hereof in respect of the customary advertisements and promotional materials contemplated thereby. Each Agent’s obligations under this paragraph shall automatically terminate and be superseded by the confidentiality provisions in the Credit Documentation upon the execution and delivery of the Credit Documentation and initial funding thereunder (or, in the event that any Senior Notes are issued on the Closing Date, upon the issuance of the Senior Notes) or shall expire on the first anniversary of the Original Letter Date, whichever occurs earlier.

10.	Assignments; Etc.

This Commitment Letter and the Fee Letter (and your rights and obligations hereunder and thereunder) shall not be assignable by you without the prior written consent of each Agent (and any attempted assignment without such consent shall be null and void), are intended to be solely for the benefit of the parties hereto and thereto (and Indemnified Persons), are not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto and thereto (and Indemnified Persons) and may not be relied upon by any person or entity other than you. Each Initial Lender may assign its commitment hereunder to one or more prospective Lenders reasonably satisfactory to you; provided that, (a) no Initial Lender shall be relieved or novated from of its obligations hereunder (including its obligation to fund the Senior Bridge Facility on the Closing Date) in connection with any syndication, assignment or participation of the Senior Bridge Facility, including its commitments in respect thereof, until after the initial funding of the Senior Bridge Facility or (if applicable) the issuance of the Senior Notes on the Closing Date, (b) no assignment or novation shall become effective with respect to all or any portion of an Initial Lender’s commitments in respect of the Senior Bridge Facility until the initial funding of the Senior Bridge Facility or (if applicable) the issuance of the Senior Notes on the Closing Date, and (c) unless you agree in writing, each Initial Lender shall retain exclusive control over all rights and obligations with respect to its commitments in respect of the Senior Bridge Facility, including all rights with respect to consents, modifications, supplements and amendments, until the initial funding of the Senior Bridge Facility or (if applicable) the issuance of the Senior Notes on the Closing Date has occurred. Any and all obligations of, and services to be provided by, any Initial Lender, the Lead Arranger or the Agent hereunder (including, without limitation, the commitment of such Agent) may be performed, and any and all rights of any Agent hereunder may be exercised, by or through any of its affiliates or branches; provided that with respect to the commitments under the Senior Bridge Facility, any assignments thereof to an affiliate will not relieve the Initial Lenders or the Agent from any of their obligations hereunder unless and until such affiliate shall have funded the portion of the commitment so assigned.

11.	Amendments; Governing Law; Etc.

This Commitment Letter and the Fee Letter may not be amended or modified, or any provision hereof or thereof waived, except by an instrument in writing signed by you and each Agent. Each of this Commitment Letter and the Fee Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter or the Fee Letter by facsimile (or other electronic, i.e. a “pdf” or “tif”) transmission shall be effective as delivery of a manually executed counterpart hereof or thereof, as the case may be.

Section headings used herein and in the Fee Letter are for convenience of reference only, are not part of this Commitment Letter or the Fee Letter, as the case may be, and are not to affect the construction of, or to be taken into consideration in interpreting, this Commitment Letter or the Fee Letter, as the case may be. Each Initial Lender, the Lead Arranger and the Agent may, in consultation with you, place customary advertisements in financial and other newspapers and periodicals or on a home page or similar place for dissemination of customary information on the internet or worldwide web as it may choose, and circulate similar promotional materials, after the closing of the Transaction in the form of a “tombstone” or otherwise describing the names of the Borrower and its affiliates (or any of them), and the amount, type and closing date of the transactions contemplated hereby, all at the expense of such Agent. This Commitment Letter and the Fee Letter set forth the entire agreement between the parties hereto as to the matters set forth herein and therein and supersede all prior understandings, whether written or oral, between us with respect to the matters herein and therein. Matters that are not covered or made clear in this Commitment Letter or in the Fee Letter are subject to mutual agreement of the parties hereto. THIS COMMITMENT LETTER AND THE FEE LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

12.	Jurisdiction.

Each of the parties hereto hereby irrevocably and unconditionally (a) submits, for itself and its property, to the exclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the County of New York, Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment, and agrees that all claims in respect of any such action or proceeding shall be heard and determined only in such courts located within New York County, provided, however, that each Agent shall be entitled to assert jurisdiction over you and your property in any court in which jurisdiction may be laid over you or your property, (b) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Commitment Letter, the Fee Letter or the transactions contemplated hereby or thereby in any such New York State or Federal court, as the case may be, (c) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court, and (d) agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto agrees that service of any process, summons, notice or document by registered mail or overnight courier addressed to you at the address above shall be effective service of process against you for any suit, action or proceeding brought in any such court.

13.	Waiver of Jury Trial.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, SUIT, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF

THIS COMMITMENT LETTER, THE FEE LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER.

14.	Surviving Provisions.

The provisions of Sections 2, 3, 6, 7, 8, 9, 11, 12, 13 and 14 of this Commitment Letter and the provisions of the Fee Letter shall remain in full force and effect regardless of whether definitive Credit Documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the commitments of the Initial Lenders hereunder and our agreements to perform the services described herein; provided that your obligations under this Commitment Letter and the Fee Letter, other than those provisions relating to confidentiality, the syndication of the Senior Bridge Facility and the payment of annual agency fees to the Agent, shall automatically terminate and be superseded by the definitive Credit Documentation relating to the Senior Bridge Facility upon the initial funding thereunder and the payment of all amounts owing at such time hereunder and under the Fee Letter.

15.	PATRIOT Act Notification.

We hereby notify you that pursuant to the requirements of the USA PATRIOT ACT (Title III of Pub. Law 107-56 (signed into law October 26, 2001) (as amended from time to time, the “PATRIOT Act”)), we are required to obtain, verify and record information that identifies the Borrower and any other borrowers and guarantors under the Senior Bridge Facility, which information includes the name, address, tax identification number and other information regarding the Borrower and such other borrowers and guarantors that will allow us to identify the Borrower and such other borrowers and guarantors in accordance with the PATRIOT Act. This notice is given in accordance with the requirements of the PATRIOT Act and is effective as to each Agent and each Lender.

16.	Termination and Acceptance.

Each Initial Lender’s several commitment with respect to the Senior Bridge Facility as set forth above, and the Lead Arranger’s and the Agent’s agreements to perform the services described herein, will automatically terminate (without further action or notice and without further obligation to you) on the first to occur of (i) 11:59 p.m. on November 13, 2017 or on such later date (but in no event beyond December 28, 2017) to which the parties to the Acquisition Agreement shall extend the outside termination date thereunder, unless on or prior to such time the Transaction has been consummated, (ii) the date of the issuance of the Senior Notes (in escrow or otherwise) in lieu of a borrowing under the Senior Bridge Facility, (iii) any time after the execution of the Acquisition Agreement and prior to the consummation of the Transaction, the date of the termination of the Acquisition Agreement (other than with respect to ongoing indemnities, confidentiality provisions and similar provisions) and (iv) the date of the closing of the Acquisition without the use of the Senior Bridge Facility.

If the foregoing correctly sets forth our agreement with you, please indicate your acceptance of the terms of this Commitment Letter and of the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter not later than 11:59 p.m., New York City time, on September 25, 2017. The commitments of each Initial Lender hereunder, and each Agent’s agreement to perform the services described herein, will expire automatically (and without further action or notice and without further obligation to you) at such time in the event that we have not received such executed counterparts in accordance with the immediately preceding sentence.

[Remainder of this page intentionally left blank]

We are pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours,

DEUTSCHE BANK AG CAYMAN ISLANDS BRANCH

By:	/s/ Christopher Blum
	Name:	Christopher Blum
	Title:	Managing Director

By:	/s/ Denise Chow
	Name:	Denise Chow
	Title:	Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Christopher Blum
	Name:	Christopher Blum
	Title:	Managing Director

By:	/s/ Denise Chow
	Name:	Denise Chow
	Title:	Director

Accepted and agreed to as of the date first above written:

GRIFFON CORPORATION

By:	/s/ Seth L. Kaplan
Name:	Seth L. Kaplan
Title:	Senior Vice President

EXHIBIT A

Transaction Description

Capitalized terms used but not defined in this Exhibit A shall have the meanings set forth in the commitment letter to which this Exhibit A is attached (the “Commitment Letter”) and in the other Exhibits to the Commitment Letter.

Griffon Corporation (“you” or the “Borrower”) intends to (i) directly or indirectly acquire (the “Acquisition”) the business of a company identified to us and code-named Chestnut and of its subsidiaries, of providing residential storage and organization solutions, comprised of the design, manufacture, and sale of wire and laminate shelving, containers, storage cabinets, and other closet and home organization accessories, including under that certain brand name specified in the Acquisition Agreement (as defined in Exhibit C below) and other private label brands, in accordance with the Acquisition Agreement (the “Target” or the “Acquired Business”) and (ii) concurrently with the consummation of the Acquisition, repay all of the existing indebtedness for borrowed money of the Acquired Business, other than the Permitted Surviving Indebtedness (collectively, the “Refinancing”).

The sources of funds needed to effect the Acquisition and the Refinancing, to pay all fees and expenses incurred in connection with the Transaction (the “Transaction Costs”), and to provide for the working capital needs and general corporate requirements of the Borrower and its subsidiaries after giving effect to the Acquisition, shall be provided solely through cash on hand of the Borrower and/or any of its subsidiaries and either (i) the issuance and sale of $200.0 million in aggregate principal amount of unsecured senior notes (which may, at the option of the Lead Arranger, be in the form of additional notes under the indenture governing the Existing Notes, which will be fungible with the Existing Notes to the extent permitted by the Internal Revenue Code and rules and regulations thereunder) (the “Senior Notes”) in a public offering or in a Rule 144A or other private placement (in each case, with customary registration rights) or (ii) if and to the extent that the Borrower does not issue the Senior Notes in such aggregate amount on or prior to the Closing Date, the incurrence of loans in an aggregate principal amount equal to the remainder of $200.0 million less the aggregate principal amount of Senior Notes issued pursuant to the immediately preceding clause (i) (the “Senior Bridge Loans”) from one or more lenders under a new unsecured senior bridge facility (the “Senior Bridge Facility”).

The date on which the Acquisition and the Refinancing are consummated and the initial borrowing is made under the Senior Bridge Facility (or in lieu of borrowing under the Senior Bridge Facility, the issuance of the Senior Notes) is referred to herein as the “Closing Date”.

The transactions described above are collectively referred to herein as the “Transaction”.

A-1

EXHIBIT B

Project Chestnut

Summary of Principal Terms and Conditions

Capitalized terms used but not defined in this Exhibit B shall have the meanings set forth in the commitment letter to which this Exhibit B is attached (the “Commitment Letter”) and in the other Exhibits to the Commitment Letter. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit B shall be determined by reference to the context in which it is used.

Borrower:	Griffon Corporation (the “Borrower”).
Agent:	DBCI, acting through one or more of its branches or affiliates, will act as sole administrative agent (in such capacity, the “Bridge Facility Administrative Agent”) and DBCI will act as syndication agent for a syndicate of banks, financial institutions and other lenders that are not Disqualified Institutions (together with the Initial Lenders, the “Senior Bridge Facility Lenders”), and in each case, will perform the duties customarily associated with such roles.
Lead Arranger and Lead Book-Running Manager:	DBSI will act as lead arranger and lead book-running manager for the Senior Bridge Facility (the “Lead Arranger”), and will perform the duties customarily associated with such role.
Senior Bridge Facility:	Senior bridge loans (the “Senior Bridge Loans”) in an aggregate principal amount of up to $200.0 million less the aggregate principal amount of any Senior Notes issued on or prior to the Closing Date.
Purpose:	The proceeds of the Senior Bridge Loans shall be utilized by the Borrower on the Closing Date solely to finance the Acquisition and the Refinancing and to pay the Transaction Costs.
Availability:	The full amount of the Senior Bridge Facility must be drawn in a single drawing on the Closing Date. Amounts borrowed under the Senior Bridge Facility that are repaid or prepaid may not be reborrowed.
Guarantees:	The same as set forth in the indenture relating to the Borrower’s 5.25% Senior Notes due 2022 (the “Existing Notes”).
Security:	None.
B-1

Interest Rates:

The Senior Bridge Loans shall bear interest, reset monthly, at a rate equal to Adjusted LIBOR plus 4.25% (the “Interest Rate”) and such spread over Adjusted LIBOR shall automatically increase by 0.50% for each period of three months (or portion thereof) after the Closing Date that Senior Bridge Loans are outstanding; provided, however, that the interest rate determined in accordance with the foregoing shall not exceed the Total Bridge Loan Cap (as defined in the Fee Letter) at any time (excluding any interest at the default rate as described below).

“Adjusted LIBOR” on any date, means the greater of (i) 1.0% and (ii) the rate (adjusted for statutory reserve requirements for eurocurrency liabilities) for eurodollar deposits for a three-month period appearing on the LIBOR 01 page published by Reuters two business days prior to such date.

Upon the occurrence of a Demand Failure Event (as defined in the Fee Letter), the outstanding Senior Bridge Loans shall automatically begin to accrue interest at the Total Bridge Loan Cap.

Interest Payments:	Interest on the Senior Bridge Loans will be payable in cash, quarterly in arrears.
Default Rate:	In the case of an Event of Default (to be defined in a manner satisfactory to the Lead Arranger), the Interest Rate on overdue principal, interest and other overdue amounts will bear interest at the applicable interest rate plus 2.0% per annum.
Conversion and Maturity:	All Senior Bridge Loans will have an initial maturity date that is the one-year anniversary of the Closing Date (the “Bridge Loan Maturity Date”); provided, however, that if any Senior Bridge Loans have not been repaid in full on or prior to the Bridge Loan Maturity Date, such Senior Bridge Loans shall be converted, subject to the conditions outlined under “Conditions to Conversion” on Annex B-1 hereto, to a senior term loan facility (the “Senior Extended Term Loans”) having the terms set forth in Annex B-1 hereto.
Mandatory Prepayments:	The Borrower will prepay the Senior Bridge Loans, without premium or penalty, together with accrued and unpaid interest to the prepayment date, with any of the following: (i) the net proceeds from the issuance of the Securities (as defined in the Fee Letter); provided that in the event any Initial Lender or affiliate of an Initial Lender purchases debt securities from the Borrower pursuant to a “securities demand” under the Fee Letter at an issue price above the level at which such Initial Lender or affiliate has reasonably determined such debt securities can be
B-2

resold by such Initial Lender or affiliate to a bona fide third party at the time of such purchase (and notifies the Borrower thereof in writing), the net proceeds received by the Borrower in respect of such debt securities may, at the option of such Initial Lender or affiliate, be applied first to repay the Senior Bridge Loans of such Initial Lender or affiliate (provided that if there is more than one such Initial Lender or affiliate then such net proceeds will be applied pro rata to repay the Senior Bridge Loans of all such Initial Lenders or affiliates in proportion to such Initial Lenders’ or affiliates’ principal amount of debt securities purchased from the Borrower) prior to being applied to prepay the Senior Bridge Loans held by other Initial Lenders; (ii) subject to customary exceptions, the net cash proceeds from the issuance of any equity securities by the Borrower; (iii) subject to customary exceptions to be mutually agreed and prepayment requirements under the Existing Revolving Facility, the net proceeds from any other indebtedness for borrowed money incurred by the Borrower or any of the Borrower’s subsidiaries; and (iv) subject to customary exceptions, thresholds and reinvestment rights to be mutually agreed and to prepayment requirements under the Existing Revolving Facility, the net proceeds from non-ordinary course asset sales by the Borrower or any of the Borrower’s subsidiaries.
Voluntary Prepayments:	The Senior Bridge Loans may be prepaid prior to the Bridge Loan Maturity Date, without premium or penalty, in whole or in part, upon written notice, at the option of the Borrower, at any time, together with accrued and unpaid interest to the prepayment date.
Change of Control:	In the event of a Change of Control (to be defined in a manner consistent with the Existing Notes), the Borrower must offer to prepay the outstanding principal amount of the Senior Bridge Loans plus accrued and unpaid interest thereon to the date of prepayment.
Assignments and Participations:	The Senior Facility Bridge Lenders shall have the right to assign their interest in the Senior Bridge Loans in whole or in part in compliance with applicable law to any third parties only with the prior written consent of the Lead Arranger but in no event to a Disqualified Institution; provided, however, that (i) prior to the date that is one year after the Closing Date and unless a Demand Failure Event has occurred or a payment or bankruptcy event of default shall have occurred and be continuing, the written consent of the Borrower shall be required with respect to any assignment (such consent not to be unreasonably withheld, delayed or conditioned) if, after giving effect thereto, the Initial Lenders (together with their respective affiliates) would hold, in
B-3

the aggregate, less than a majority of the outstanding Senior Bridge Loans and (ii) the Borrower shall be notified of such assignment. For any assignments for which the Borrower’s written consent is required, such consent shall be deemed to have been given if the Borrower has not responded within ten business days after a written request for such consent. In addition, subject to the limits set forth in the Commitment Letter, each Initial Lender may share its commitment with any third party.

The Senior Bridge Facility Lenders will have the right to participate their Senior Bridge Loans (other than to a natural person) without restriction, other than customary voting limitations and, if the list of Disqualified Institutions is made available to all Senior Bridge Facility Lenders, to Disqualified Institutions. Participants will have the same benefits as the selling Senior Bridge Facility Lenders would have (and will be limited to the amount of such benefits) with regard to yield protection and increased costs, subject to customary limitations and restrictions.

Documentation:	The definitive credit documentation for the Senior Bridge Facility (the “Senior Bridge Documentation”) will be based on bridge facility precedent documentation for similarly situated borrowers to be mutually and reasonably agreed, as modified to (i) reflect the terms and conditions set forth herein and in the Commitment Letter (as may be modified by the “flex provisions” of the Fee Letter), (ii) take account of differences related to the operational requirements of the Borrower, the Target and their respective subsidiaries in light of their size, industries, businesses and business practices (after giving effect to the Transaction), (iii) reflect operational and administrative changes reasonably required by the Bridge Facility Administrative Agent (the definitive terms of which will be negotiated in good faith) and (iv) include customary contractual recognition provisions substantially consistent with recommendations provided by the Loan Syndications & Trading Association related to Article 55 of the Bank Recovery and Resolution Directive, the definitive terms of which will be negotiated in good faith. Notwithstanding the foregoing, the Senior Bridge Documentation will contain only those conditions to borrowing, mandatory repayments, representations, warranties, covenants and events of default expressly set forth in this Exhibit B and in Exhibit C to the Commitment Letter, subject in each case to the Limited Conditionality Provisions.
B-4

Conditions Precedent to Borrowing:	Those conditions precedent set forth in Section 5 of the Commitment Letter and on Exhibit C to the Commitment Letter.
Representations and Warranties:	The Senior Bridge Documentation will contain representations and warranties relating to the Borrower and its subsidiaries substantially similar to those contained in the Existing Revolving Facility, with such changes as are appropriate to reflect the bridge loan nature of the Senior Bridge Loans (and in any event such representations and warranties shall be no more restrictive to the Borrower and its subsidiaries than those set forth in the Existing Revolving Facility); it being understood, in any event, that such representations and warranties shall be subject in all respects to the Limited Conditionality Provisions.
Covenants:	The Senior Bridge Documentation will contain affirmative and negative covenants (with customary carve-outs and exceptions to be mutually agreed) relating to the Borrower and its Subsidiaries consistent, to the extent applicable, with those contained in the Existing Revolving Facility and, in addition, a securities demand covenant consistent with the provision contained in the Fee Letter; it being understood that, prior to the Conversion Date, the debt, lien and restricted payment covenants will be more restrictive to the Borrower and its subsidiaries than those set forth in the Existing Revolving Facility.
Events of Default:	Customary for transactions of this type including, without limitation, payment defaults, covenant defaults, bankruptcy and insolvency, judgments, cross acceleration of and failure to pay at final maturity other indebtedness aggregating an amount to be mutually agreed, subject to, in certain cases, thresholds, notice and grace provisions to be mutually agreed.
Voting:	Amendments and waivers of the Senior Bridge Documentation will require the approval of Senior Bridge Facility Lenders holding a majority of the outstanding Senior Bridge Loans and Senior Exchange Notes and/or Senior Extended Term Loans, except that the consent of each directly and adversely affected Senior Bridge Facility Lender and/or holder of a Senior Exchange Note will be required for, among other things, (i) reductions of principal and interest rates and fees, (ii) extensions of the Bridge Loan Maturity Date, (iii) additional restrictions on the right to exchange Senior Extended Term Loans for Senior Exchange Notes or any amendment of the rate of such exchange or (iv) any amendment to the Senior Exchange Notes that requires (or would, if any Senior Exchange Notes were outstanding, require) the approval of all holders of Senior Exchange Notes.
B-5

Cost and Yield Protection:	Same as set forth in the Existing Revolving Facility.
Expenses and Indemnification:	Same as set forth in the Existing Revolving Facility.
Governing Law and Forum; Submission to Exclusive Jurisdiction	Same as set forth in the Existing Revolving Facility (subject to modification for the absence of security).
Counsel to the Bridge Facility Administrative Agent and the Lead Arranger:	Cahill Gordon & Reindel LLP.
B-6

ANNEX B-I

Senior Extended Term Loans

Borrower:	Same as Senior Bridge Loans.
Guaranties:	Same as Senior Bridge Loans.
Facility:	Subject to “Conditions to Conversion” below, (i) the Senior Bridge Loans will convert into senior extended loans (the “Senior Extended Term Loans”) in an initial principal amount equal to 100% of the outstanding principal amount of the Senior Bridge Loans on the one year anniversary of the Closing Date (the “Conversion Date”) and (ii) the Senior Extended Term Loans will be available to the Borrower to refinance the Senior Bridge Loans on the Conversion Date. The Senior Extended Term Loans will be governed by the definitive documents for the Senior Bridge Loans and, except as set forth below, shall have the same terms as the Senior Bridge Loans.
Maturity:	Same as the Existing Notes (the “Final Maturity Date”).
Interest Rate:	The Senior Extended Term Loans shall bear interest at a fixed rate per annum equal to the Total Bridge Loan Cap.
Covenants, Events of Default and Prepayments:	From and after the Conversion Date, the covenants, events of default and prepayment provisions applicable to the Senior Extended Term Loans will conform to those applicable to the Senior Exchange Notes, except for covenants relating to the obligation of the Borrower to refinance the Senior Extended Term Loans and others as may be mutually agreed.
Conditions to Conversion:	All Senior Bridge Loans outstanding on the Bridge Loan Maturity Date shall convert into Senior Extended Term Loans unless (A) the Borrower or any significant subsidiary thereof is subject to a bankruptcy or other insolvency proceeding, (B) there exists a payment default with respect to the Senior Bridge Loans or any fees payable thereunder or (C) there exists a default in the payment when due at final maturity of any indebtedness (excluding the indebtedness under the Senior Bridge Facility) of the Borrower or any of its subsidiaries in excess of the amount that would trigger an event of default under the Existing Notes or the maturity of such indebtedness shall have been accelerated; provided, however, that if an event described in clause (B) or (C) is continuing at the scheduled Conversion Date but the
B-I-1

applicable grace period, if any, set forth in the events of default provision of the Senior Bridge Loans has not expired, the Conversion Date shall be deferred until the earlier to occur of (i) the cure of such event or (ii) the expiration of any applicable grace period.
B-I-2

ANNEX B-II

Senior Exchange Notes

Issuer:	Same as Senior Extended Term Loans.
Guaranties:	Same as Senior Extended Term Loans.
Principal Amount:	At any time and from time to time, each lender of Senior Extended Term Loans shall have the option to exchange, in whole or in part, its Senior Extended Term Loans for unsecured senior exchange notes (the “Senior Exchange Notes”) having an equal principal amount. The Borrower may defer the first issuance of Senior Exchange Notes until such time as the Borrower shall have received requests to issue Senior Exchange Notes in an aggregate principal amount of at least $100.0 million.
Maturity:	Same as the Existing Notes.
Interest Rate:	Each Senior Exchange Note will bear interest at a fixed rate per annum equal to the Total Bridge Loan Cap.
Redemption:	Same as the Existing Notes; provided that the redemption premium shall equal 75% of the actual interest rate of the Senior Exchange Notes rather than the interest rate for the Existing Notes and shall decline ratably to par on March 1, 2020.
Initial Offer to Repurchase Upon a Change of Control and Asset Sales:	Same as the Existing Notes.
Defeasance and Discharge Provisions:	Same as the Existing Notes.
Modification:	Same as the Existing Notes.
Registration Rights:	Within 180 days after the issue date of the Senior Exchange Notes, the Issuer shall file a shelf registration statement with the Securities and Exchange Commission and the Issuer shall use its best efforts to cause such shelf registration statement to be declared effective by within 90 days of such filing and keep such shelf registration statement effective, with respect to resales of the Senior Exchange Notes, for as long as it is required by the holders to resell the Senior Exchange Notes. Upon failure to comply with the requirements of
B-II-1

the registration rights agreement (a “Registration Default”), the Issuer shall pay liquidated damages to each holder of Senior Exchange Notes with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to one-half of one percent (0.50%) per annum on the principal amount of Senior Exchange Notes held by such holder. The amount of the liquidated damages will increase by an additional one-half of one percent (0.50%) per annum on the principal amount of Senior Exchange Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of liquidated damages for all Registration Defaults of 1.0% per annum.
Covenants:	Same as the Existing Notes.
Events of Default:	Same as the Existing Notes.
B-II-2

Exhibit C

Project Chestnut

Statement of Additional Conditions Precedent

Capitalized terms used in this Exhibit C but not defined herein shall have the meanings set forth in the commitment letter to which this Exhibit C is attached (the “Commitment Letter”) and in the other Exhibits to the Commitment Letter. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit C shall be determined by reference to the context in which it is used.

The initial borrowing under the Senior Bridge Facility shall be subject to the following additional conditions precedent:

1.     Subject to the Limited Conditionality Provisions, the execution and delivery of definitive Credit Documentation by the Borrower and Guarantors consistent with the terms of the Commitment Letter, Fee Letter and the Bridge Facility Term Sheet and this Statement of Additional Conditions Precedent (or otherwise as mutually agreed), in each case prepared by counsel to the Lead Arranger. The Specified Representations and the Acquisition Agreement Representations shall be true and correct in all material respects (provided that any such Specified Representations or Acquisition Agreement Representations which are qualified by materiality, material adverse effect or similar language shall be true and correct in all respects).

2.     Substantially concurrently with the initial funding under the Senior Bridge Facility, the Acquisition shall be consummated in accordance with the Asset and Stock Purchase Agreement, dated as of the Original Letter Date and as amended by Amendment No. 1 to Asset and Stock Purchase Agreement dated as of the date hereof (“Amendment No. 1”), in each case, previously delivered to the Agent and Lead Arranger (including, but not limited to, all schedules and exhibits thereto, collectively, the “Acquisition Agreement”) which the Agent and Lead Arranger hereby acknowledge is in form and substance satisfactory to each thereof, and the Acquisition Agreement shall not have been altered, amended or otherwise changed or supplemented or any provision or condition therein waived and neither the Borrower nor any subsidiary shall have consented to any action which would require the consent of the Borrower or any subsidiary thereof under the Acquisition Agreement if such alteration, amendment, change, supplement, waiver or consent would be adverse to the interests of the lenders under the Senior Bridge Facility (in their capacities as such) in any material respect, without the prior written consent of the Lead Arranger (such consent not to be unreasonably withheld, delayed or conditioned) (it being understood and agreed that (a) any change to the definition of Material Adverse Effect (as defined in the Acquisition Agreement) shall be deemed adverse to the interests of the lenders under the Senior Bridge Facility in any material respect and (b) any alteration, change, supplement, amendment, modification, waiver or consent that decreases the purchase price in respect of the Acquisition by less than 10.0% shall not be deemed to be adverse to the interests of the Lenders in any material respect, and any alteration, change, supplement, amendment, modification, waiver or consent that decreases the purchase price shall be allocated to reduce the Senior Bridge Facility (or the Senior Notes in lieu of the Senior Bridge Facility) on a dollar-for-dollar basis. The Refinancing shall have been consummated, or, substantially concurrently consummated with the initial funding under the Senior Bridge Facility and/or the Senior Notes.

C-1

3.     Since the Original Letter Date, there shall not have occurred a Material Adverse Effect (as defined in the Acquisition Agreement).

4.     All indebtedness for borrowed money of the Acquired Business shall be repaid in full in accordance with the second paragraph of Exhibit A to the Commitment Letter, substantially concurrently with the consummation of the Acquisition, and all commitments, security interests and guaranties in connection therewith shall have been terminated except, in each case, for debt expressly permitted to remain outstanding on the Closing Date under the Acquisition Agreement (as in effect on the Original Letter Date) and such other existing indebtedness, if any, as shall be permitted by the Lead Arranger (the foregoing, the “Permitted Surviving Indebtedness”). The Borrower and its subsidiaries shall have no outstanding preferred stock on the Closing Date.

5.     The Lenders shall have received (1) customary legal opinions from counsel (including, without limitation, New York counsel) in form, scope and substance reasonably acceptable to the Agent, (2) a solvency certificate as to the solvency of the Borrower and its subsidiaries on a consolidated basis after giving effect to the Transaction, in the form attached hereto as Annex A, from the chief financial officer of the Borrower, and (3) customary closing and, to the extent relevant, good standing (of the jurisdiction of organization) certificates, resolutions, lien searches, and a customary notice of borrowing, in each case subject to the Limited Conditionality Provisions.

6.     The Agent shall have received (1) audited consolidated balance sheets and related statements of income and cash flows of each of the Borrower and the Acquired Business for the three fiscal years of the Borrower ended at least 90 days prior to the Closing Date and the fiscal years of the Acquired Business ended September 30, 2015 and September 30, 2016, (2) unaudited consolidated balance sheets as at June 30, 2017 for each of the Borrower and the Acquired Business, and related unaudited consolidated statements of income and cash flows of each of the Borrower and the Acquired Business for the nine months ended June 30, 2017, and for each fiscal quarter of (x) the Borrower ended after the close of its most recent fiscal year and at least 45 days prior to the Closing Date and (y) the Acquired Business ended after September 30, 2017 and at least 45 days prior to the Closing Date, and (3) pro forma consolidated financial statements of the Borrower and its subsidiaries (including the Acquired Business), including a pro forma balance sheet and a pro forma consolidated statement of income of the Borrower as and for the twelve-month period ending on the last day of the most recently completed four fiscal quarter period ended at least 45 days before the Closing Date, prepared after giving effect to the Transaction as if the Transaction had occurred at the beginning of such period.

7.     To the extent invoiced at least two business days prior to the Closing Date, all costs, fees, expenses (including, without limitation, legal fees and expenses) and other compensation contemplated hereby, payable to each Agent and the Lead Arranger and Lenders or otherwise payable in respect of the Transaction shall have been paid to the extent due pursuant to the Commitment Letter or the Fee Letter.

8.     The Agent shall have received at least three business days prior to the Closing Date all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, in each case, to the extent requested in writing at least 10 business days prior to the Closing Date.

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9.     The Borrower shall have engaged one or more investment banks reasonably satisfactory to the Lead Arranger (collectively, the “Investment Bank”) to sell or place the Senior Notes and shall ensure that (a) the Investment Bank shall have received, not later than 15 business days prior to the Closing Date, a draft preliminary prospectus or preliminary offering memorandum or preliminary private placement memorandum (collectively, the “Offering Documents”) suitable for use in a customary “high-yield road show” relating to the Senior Notes which contains such financial statements, pro forma financial statements and other data that the Securities and Exchange Commission would require to be included in a registered offering of the Senior Notes by the Borrower to finance the Acquisition (subject to exceptions customary for a Rule 144A offering) or that would be necessary for the Investment Bank to receive customary “comfort” (including “negative assurance” comfort, other than with respect to the unaudited consolidated balance sheets as at June 30, 2017 for the Acquired Business, and related unaudited consolidated statements of income and cash flows of the Acquired Business for the nine months ended June 30, 2017 (which instead shall be “management inquiries” in the form set forth in Annex I to the Acquisition Agreement)), from independent accountants in connection with the offering of the Senior Notes (and the Borrower shall have made commercially reasonable efforts to arrange the delivery of such comfort or, if no Senior Notes were issued, a draft thereof), and (b) the Investment Bank shall have been afforded a period of at least 15 consecutive business days following receipt of an Offering Document (or such shorter time as may be agreed by the Lead Arranger and the Investment Bank) (the “Marketing Period”) to seek to place the Senior Notes with qualified purchasers thereof (provided that (i) the Marketing Period will commence no earlier than September 5, 2017, (ii) November 22, 2017, November 23, 2017 and November 24, 2017 shall not constitute a business day for purposes of the Marketing Period and (iii) the Marketing Period will end on or prior to December 15, 2017.

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Annex A to Exhibit C

FORM OF SOLVENCY CERTIFICATE

[●], _____

This Solvency Certificate is being executed and delivered pursuant to Section [●] of that certain [●]1 (the “Credit Agreement”); the terms defined therein being used herein as therein defined.

I, [●], the chief financial officer of the Borrower, solely in such capacity and not in an individual capacity, hereby certify that I am the chief financial officer of the Borrower and that I am generally familiar with the businesses and assets of the Borrower and its subsidiaries (taken as a whole), and I am duly authorized to execute this Solvency Certificate on behalf of the Borrower pursuant to the Credit Agreement.

I further certify, solely in my capacity as chief financial officer of the Borrower, and not in my individual capacity, as of the date hereof and after giving effect to the Transaction and the incurrence of the indebtedness and obligations being incurred in connection with the Credit Agreement and the Transaction on the date hereof, that, (i) the sum of the debt (including contingent liabilities) of the Borrower and its subsidiaries, taken as a whole, does not exceed the fair value of the present assets of the Borrower and its subsidiaries, taken as a whole; (ii) the present fair saleable value of the assets of the Borrower and its subsidiaries, taken as a whole, is not less than the amount that will be required to pay the probable liabilities (including contingent liabilities) of the Borrower and its subsidiaries, taken as a whole, on their debts as they become absolute and matured; (iii) the capital of the Borrower and its subsidiaries, taken as a whole, is not unreasonably small in relation to the business of the Borrower or its subsidiaries, taken as a whole, contemplated as of the date hereof; and (iv) the Borrower and its subsidiaries, taken as a whole, are able to pay their debts (including current obligations and contingent liabilities) as such debts mature and do not intend to incur, or believe that they will incur, debts (including current obligations and contingent liabilities) beyond their ability to pay such debt as they mature in the ordinary course of business. For the purposes hereof, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability (irrespective of whether such contingent liabilities meet the criteria for accrual under Statement of Financial Accounting Standard No. 5).

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1 Describe Credit Agreement.

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IN WITNESS WHEREOF, I have executed this Solvency Certificate on the date first written above.

By:
Name: [___]
Title: Chief Financial Officer
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